Shareholder Meeting Results (Unaudited)









April 28, 2017 special meeting









At the meeting, a proposal to fix the number of Trustees at 12 was approved as follows:










Votes for
Votes
against
Abstentions



90,801,379

3,128,374

1,014,223






At the meeting, each of the nominees for Trustees was elected as follows:















Votes for
Votes
withheld


Liaquat Ahamed

90,141,856

4,802,126


Ravi Akhoury

90,109,003

4,834,980


Barbara M. Baumann

90,365,873

4,578,110


Jameson A. Baxter

91,974,085

2,969,897


Katinka Domotorffy

90,262,193

4,681,789


Catherine Hill

90,293,500

4,650,483


Paul L. Joskow

90,027,101

4,916,881


Kenneth R. Leibler

90,079,457

4,864,526


Robert E. Patterson

89,950,399

4,993,584


George Putnam, III

91,830,572

3,113,411


Robert L. Reynolds

90,340,247

4,603,736


Manoj Singh

90,055,584

4,888,398







A proposal to approve the conversion of your fund from closed-end to open-end status and certain related amendments to your funds Declaration of Trust was not approved as follows:






Votes for
Votes
against
Abstention
s



9,277,003

44,172,990

1,503,936











All tabulations are rounded to the nearest whole number.